UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 9, 2006
                     --------------------------------------
                Date of Report (Date of Earliest Event Reported)

                                   ITRON, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Washington                    000-22418             91-1011792
         ----------                    ---------             ----------
(State or Other Jurisdiction     (Commission File No.)      (IRS Employer
     of Incorporation)                                   Identification No.)


                 2818 N. Sullivan Road, Spokane Valley, WA 99216
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               (Address of Principal Executive Offices, Zip Code)

                                 (509) 924-9900
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              (Registrant's Telephone Number, Including Area Code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2006, Itron, Inc. signed an agreement with Gaylon Patterson (an individual, and/or permitted assigns), to sell its existing 141,000 square foot headquarters facility in Spokane Valley, Washington for a price ranging between $9.2 million and $9.5 million, depending on certain conditions. The agreement includes real and personal property and assignment of an existing lease of a portion of the premises to a tenant, and is subject to customary closing conditions, including due diligence. The sale is expected to close in the fourth quarter of 2006.

Itron will move to its new headquarters facility in Liberty Lake, Washington during September 2006.


The information presented in this Current Report on Form 8-K contains forward-looking statements based on certain assumptions. Numerous important factors, including those factors identified in Itron, Inc.'s Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and assumptions proving incorrect, could cause actual results to differ materially from current expectations contained in such forward-looking statements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            ITRON, INC.

Dated:  August 10, 2006             By:     /s/ STEVEN M. HELMBRECHT
                                            ------------------------
                                            Steven M. Helmbrecht
                                            Senior Vice President and Chief
                                            Financial Officer